VERTEX ENERGY, INC. 8-K

Exhibit 99.2

First Quarter 2023 Quarterly Results Summary Presentation May 2023

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward - looking statements within the meaning of the securities laws, including the Private Securities Litigation Reform Act of 1995 , that involve a number of risks and uncertainties . Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward - looking statements but are not the exclusive means of identifying these statements . Any statements made in this news release other than those of historical fact, about an action, event or development, are forward - looking statements . The important factors that may cause actual results and outcomes to differ materially from those contained in such forward - looking statements include, without limitation, the Company’s projected Outlook for the second quarter of 2023 , as discussed above ; the timing and outcome of the resumed start up of the renewable diesel unit at the Company’s Mobile refinery (the “Mobile Refinery”) ; the Company’s ability to raise sufficient capital to complete future capital projects and the terms of such funding, to the extent necessary ; the timing of planned capital projects at the Mobile Refinery and the outcome of such projects ; the future production of the Mobile Refinery ; estimated and actual production and costs associated with the renewable diesel capital project, estimated revenues over the course of the agreement with Idemitsu , anticipated and unforeseen events which could reduce future production at the refinery or delay planned capital projects, changes in commodity and credits values, and certain early termination rights associated with the Idemitsu agreement and conditions precedent to such agreement ; certain mandatory redemption provisions of the outstanding senior convertible notes, the conversion rights associated therewith, and dilution caused by such conversions ; the Company’s ability to comply with required covenants under outstanding senior notes and a term loan and pay amounts due under such senior notes and term loan, including interest and other amounts due thereunder ; the ability of the Company to retain and hire key personnel ; risks associated with the ability of Vertex to complete current plans for expansion and growth, and planned capital projects ; the level of competition in our industry and our ability to compete ; our ability to respond to changes in our industry ; the loss of key personnel or failure to attract, integrate and retain additional personnel ; our ability to protect our intellectual property and not infringe on others’ intellectual property ; our ability to scale our business ; our ability to maintain supplier relationships and obtain adequate supplies of feedstocks ; our ability to obtain and retain customers ; our ability to produce our products at competitive rates ; our ability to execute our business strategy in a very competitive environment ; trends in, and the market for, the price of oil and gas and alternative energy sources ; the impact of inflation on margins and costs ; the volatile nature of the prices for oil and gas caused by supply and demand, including volatility caused by the ongoing Ukraine/Russia conflict, increased interest rates, recessions and increased inflation ; our ability to maintain our relationships with our partners ; the impact of competitive services and products ; the outcome of pending and potential future litigation, judgments and settlements ; rules and regulations making our operations more costly or restrictive ; changes in environmental and other laws and regulations and risks associated with such laws and regulations ; economic downturns both in the United States and globally, increases in inflation and interest rates, increased costs of borrowing associated therewith and potential declines in the availability of such funding ; risk of increased regulation of our operations and products ; disruptions in the infrastructure that we and our partners rely on ; interruptions at our facilities ; unexpected and expected changes in our anticipated capital expenditures resulting from unforeseen and expected required maintenance, repairs, or upgrades ; our ability to acquire and construct new facilities ; our ability to effectively manage our growth ; decreases in global demand for, and the price of, oil, due to COVID - 19 , state, federal and foreign responses thereto, inflation, recessions or other reasons, including declines in economic activity or global conflicts ; our ability to acquire sufficient amounts of used oil feedstock through our collection routes, to produce finished products, and in the absence of such internally collected feedstocks, and our ability to acquire third - party feedstocks on commercially reasonable terms ; expected and unexpected downtime at our facilities ; anti - dilutive rights associated with our outstanding securities ; our level of indebtedness, which could affect our ability to fulfill our obligations, impede the implementation of our strategy, and expose us to interest rate risk ; dependence on third party transportation services and pipelines ; risks related to obtaining required crude oil supplies, and the costs of such supplies ; counterparty credit and performance risk ; unanticipated problems at, or downtime effecting, our facilities and those operated by third parties ; risks relating to our hedging activities ; and risks relating to planned and future divestitures and acquisitions . Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward - looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10 - K for the year ended December 31 , 2022 , and the Company’s Quarterly Report on Form 10 - Q for the quarter ended March 31 , 2023 and future Annual Reports on Form 10 - K and Quarterly Reports on Form 10 - Q . These reports are available at www . sec . gov . The Company cautions that the foregoing list of important factors is not complete . All subsequent written and oral forward - looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above . Other unknown or unpredictable factors also could have material adverse effects on Vertex’s future results . The forward - looking statements included in this press release are made only as of the date hereof . Vertex cannot guarantee future results, levels of activity, performance or achievements . Accordingly, you should not place undue reliance on these forward - looking statements . Finally, Vertex undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex . If we update one or more forward - looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward - looking statements . PROJECTIONS The financial projections (the “Projections”) included herein were prepared by Vertex in good faith using assumptions believed to be reasonable . A significant number of assumptions about the operations of the business of Vertex were based, in part, on economic, competitive, and general business conditions prevailing at the time the Projections were developed . Any future changes in these conditions, may materially impact the ability of Vertex to achieve the financial results set forth in the Projections . The Projections are based on numerous assumptions, including realization of the operating strategy of Vertex ; industry performance ; no material adverse changes in applicable legislation or regulations, or the administration thereof, or generally accepted accounting principles ; general business and economic conditions ; competition ; retention of key management and other key employees ; absence of material contingent or unliquidated litigation, indemnity, or other claims ; minimal changes in current pricing ; static material and equipment pricing ; no significant increases in interest rates or inflation ; and other matters, many of which will be beyond the control of Vertex, and some or all of which may not materialize . The Projections also assume the continued uptime of the Company’s facilities at historical levels and the successful funding of, timely completion of, and successful outcome of, planned capital projects . Additionally, to the extent that the assumptions inherent in the Projections are based upon future business decisions and objectives, they are subject to change . Although the Projections are presented with numerical specificity and are based on reasonable expectations developed by Vertex’s management, the assumptions and estimates underlying the Projections are subject to significant business, economic, and competitive uncertainties and contingencies, many of which will be beyond the control of Vertex . Accordingly, the Projections are only estimates and are necessarily speculative in nature . It is expected that some or all of the assumptions in the Projections will not be realized and that actual results will vary from the Projections . Such variations may be material and may increase over time . In light of the foregoing, readers are cautioned not to place undue reliance on the Projections . The projected financial information contained herein should not be regarded as a representation or warranty by Vertex, its management, advisors, or any other person that the Projections can or will be achieved . Vertex cautions that the Projections are speculative in nature and based upon subjective decisions and assumptions . As a result, the Projections should not be relied on as necessarily predictive of actual future events . DISCLAIMER Forward - looking statements 2

In addition to our results calculated under generally accepted accounting principles in the United States (“GAAP”), in this news release we also present EBITDA, Adjusted EBITDA, Adjusted Gross Margin, Fuel Gross Margin, Adjusted Gross Margin Per Throughput Barrel and Fuel Gross Margin Per Throughput Barrel (collectively, the “Non - GAAP Financial Measures”) The Non - GAAP Financial Measures are “non - GAAP financial measures” presented as supplemental measures of the Company’s performance . They are not presented in accordance with GAAP . EBITDA represents net income before interest, taxes, depreciation and amortization, for continued and discontinued operations . Adjusted EBITDA represents net income (loss) from operations (including discontinued operations), plus depreciation and amortization, less income tax benefit and plus interest expense, plus unrealized (gain) loss on hedging activities, plus (gain) loss on hedge roll (backwardation), plus acquisition costs, plus environmental clean - up reserve, plus (gain) on sale of assets, plus (gain) on inventory valuation adjustments, plus (gain) loss on derivative warrant liability, plus stock compensation expense, plus impairment loss plus other income (expense) . Adjusted Gross Margin is gross profit (loss) plus unrealized gain or losses on hedging activities and inventory valuation adjustments . Fuel Gross Margin is gross profit (loss) plus operating expenses and depreciation attributable to cost of revenues and other non - fuel items included in costs of revenues including realized and unrealized gain or losses on hedging activities, Renewable Fuel Standard (RFS) costs (mainly related to Renewable Identification Numbers (RINs)), inventory valuation adjustments, fuel financing costs and other revenues and cost of sales items . Fuel Gross Margin Per Barrel of Throughput is calculated as fuel gross margin divided by total throughput barrels for the period presented . Adjusted Gross Margin Per Barrel Throughput is calculated as adjusted gross margin divided by total throughput barrels for the period presented . The Non - GAAP Financial Measures are presented because we believe they provide additional useful information to investors due to the various noncash items during the period . The Non - GAAP Financial Measures are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry . We use the Non - GAAP Financial Measures as supplements to GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, to allocate resources and to compare our performance relative to our peers . Additionally, these measures, when used in conjunction with related GAAP financial measures, provide investors with an additional financial analytical framework which management uses, in addition to historical operating results, as the basis for financial, operational and planning decisions and present measurements that third parties have indicated are useful in assessing the Company and its results of operations . The Non - GAAP Financial Measures are unaudited, and have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP . Some of these limitations are : the Non - GAAP Financial Measures do not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments ; the Non - GAAP Financial Measures do not reflect changes in, or cash requirements for, working capital needs ; the Non - GAAP Financial Measures do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments ; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, the Non - GAAP Financial Measures do not reflect any cash requirements for such replacements ; the Non - GAAP Financial Measures represent only a portion of our total operating results ; and other companies in this industry may calculate the Non - GAAP Financial Measures differently than we do, limiting their usefulness as a comparative measure . The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items . We compensate for these limitations by providing a reconciliation of each of these non - GAAP measures to the most comparable GAAP measure . We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non - GAAP measures in conjunction with the most directly comparable GAAP financial measure . For more information on these non - GAAP financial measures, please see the sections titled “Unaudited Reconciliation of Gross Profit From Continued and Discontinued Operations to Adjusted Gross Margin, Adjusted Gross Margin Per Throughput Barrel, Fuel Gross Margin and Fuel Gross Margin Per Throughput Barrel” at the end of this release . DISCLAIMER Non - GAAP Financial Measures 3

FIRST QUARTER 2023 Performance Summary

COMPANY PERFORMANCE SUMMARY

First Quarter 2023

1Q23 Performance Indicators

Key Performance Indicators ($/MM)

$/MM	1Q23	4Q22	% Q / Q
Total Gross Profit	$70.1	$99.0	(29%)
GAAP Net Income (Loss)	53.8	44.4	21%
Adjusted EBITDA[1]	34.9	75.2	(54%)
Total Cash & Equivalents	95.1	146.2	(35%)
Net Long Term Debt[2]	282.1	214.1	32%
Net Leverage[3]	1.5x	1.3x	16%

1Q23 Performance Summary

Key Takeaways

- Reported net income (GAAP) of $53.8 million and Adjusted EBITDA of $34.9 million in 1Q23, versus Net Income of $44.4 million and Adjusted EBITDA of $75.2 million in 4Q22, reported financial results include an after-tax gain on sale of Heartland UMO assets of $48.9 million
- Slightly lower throughput volumes at Mobile Refinery of 71,328 barrels per day (bpd) (95% utilization) reflecting planned downtime associated with hydrocracker renewable diesel (RD) conversion project and crude unit pitstop in-line with guidance
- Continued smooth operations at Marrero (91% utilization) during 1Q23
- $95.1 million of total cash and equivalents; Net debt of $282.1 million; net debt to TTM 1Q23 adjusted EBITDA of 1.5x, as of March 31, 2023
- Achieved mechanical completion of RD conversion project on March 31, 2023

Includes both continued and discontinued operations

1. *A full-reconciliation of GAAP to Non-GAAP metrics is provided in the appendix of this presentation*
2. *Net debt defined as total long term debt outstanding less cash and equivalents*
3. *Net leverage defined as net debt (cash) divided by trailing twelve-month adjusted EBITDA*

VERTEX

5

MOBILE REFINERY PERFORMANCE

First Quarter 2023

Mobile Performance Indicators

First Quarter 2023

	1Q23	4Q22	%Q/Q	Prior Guidance[1]
Total Throughput (bpd)	71,328	77,964	(9%)	70,500
Total Production (MMbbl)	6.24	7.13	(12%)	6.35
Facility Capacity Utilization[2]	*95%*	*104%*	-	-
Direct Opex Per Barrel ($/bbl)	$3.84	$3.98	(4%)	$3.93
Gross Profit ($/MM)	65.5	89.9	(27%)	-
Fuel Gross Margin ($/MM)	103.8	147.1	(29%)	-
RIN[4] Expense	16.1	28.4	(43%)	-
Adjusted Fuel Gross Margin ($/MM)	*87.7*	*118.7*	*(26%)*	-
Fuel Gross Margin Per Barrel ($/bbl)	$16.17	$20.50	(21%)	-
RIN Expense Per Barrel	$2.51	$3.96	(37%)	-
Adjusted Fuel Gross Margin ($/bbl)	*$13.66*	*$16.54*	*(17%)*	-
Gulf Coast 2-1-1 Crack Spread ($/bbl)	$31.59	$33.84	(7%)	-
Capture Rate	51%	61%	-	52%
Adjusted Capture Rate	*43%*	*49%*	*(12%)*	-
Production Yield				
Gasoline (bpd)	15,723	20,840	(25%)	-
% Production	*23%*	*27%*	-	-
ULSD (bpd)	14,720	24,489	(40%)	-
% Production	*21%*	*32%*	-	-
Jet (bpd)	12,789	12,196	5%	-
% Production	*18%*	*16%*	-	-
Other[3]	26,119	19,956	31%	-
% Production	*38%*	*26%*	-	-
Total Production (bpd)	69,351	77,481	-	-
Total Production (MMbbl)	6.24	7.13	-	-

Mobile Performance Summary

Key Takeaways

- Operated at 95% capacity utilization in 1Q23, with total throughput of 71,328 barrels per day (bpd), reflecting planned downtime for final conversion of hydrocracker to RD production
- Mobile generated $103.8 million of fuel gross margin before RIN expense, depreciation and operating expenses in cost of sales and financing losses in 1Q23
- Mobile Refinery generated $16.17 of Fuel Gross Margin Per Barrel of Throughput, equating to a 51% capture rate on the benchmark Gulf Coast 2-1-1 crack spread of $31.59 for 1Q23
- Shift in product yields following conversion of hydrocracker to RD production drove reduced gasoline & distillate volumes and increased intermediate yields. Total percentage of light refined products of 62% in 1Q23, vs. 74% in 4Q22

1.) Illustrated as mid-point of prior guidance range issued on Feb. 28, 2023
2.) Assumes 75,000 barrels per day of operational capacity
3.) Other includes naphtha, intermediates, and LPG
4.) RIN: Renewable identification number

VERTEX

6

1Q23 CRACK SPREAD CAPTURE RATE BRIDGE 7 2 - 1 - 1 Crack Spread to Gross Profit Per Barrel 1Q23 51% Fuel Gross Margin Capture Rate Reconciliation Source: Company reports Capture Rate Reflects Configuration, Feedstock, Secondary Product, and Yield Impact

RENEWABLE DIESEL PROJECT UPDATE

Mechanical Completion Achieved in March '23, Initial Production Start-up Planned in 2Q23

PROJECT SUMMARY SPECS	
Feedstock	• Soybean oil to prove the asset with optionality for lower CI feed (tallows, DCO[1], UCO[2])
Primary Products	• Renewable Diesel Fuel
Project Budget	• $110-115 million
Output Timeline	• Mechanical completion reached 3/31/23 • Resumed Startup sequence expected upon completion and repair and reinstallation operations in mid / late May
Renewable Capacity	• ~8 kbpd – Phase I • ~14 kbpd – Phase II (Hydrogen supply installed)
Supply Agreements	• Idemitsu Apollo (5-year)
Offtake Markets	• California market

Project Updates

- Over 450,000 work hours completed without OSHA recordable
- Phase I project execution is 100% complete
- Phase I CAPEX accelerated during 1Q23
- LCFS application in process, pursuing Government approval
- Startup sequence delayed due to feed pumping system failure
- Failed equipment undergoing evaluation, disassembly and rebuild
- Internal and external experts engaged in root cause analysis and resolution
- Installation and startup initiation expected to commence second-half of May, 2023

1.) DCO – "Distillers Corn Oil"
2.) UCO – "Used Cooking Oil"

VERTEX 8

DOMESTIC FUELS DEMAND Conventional Refined Fuels Demand Remains Strong 9 US Gasoline Demand ( MMbpd ) US Distillate Demand ( MMbpd ) Source: EIA 3 4 5 6 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec US Distillate Demand (MMbbld) '17-'22 '17-'22 Average 2022 2023 5 6 7 8 9 10 11 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec US Gasoline Demand (MMbbld) '17-'22 '17-'22 Average 2022 2023

DOMESTIC FUELS INVENTORIES REMAIN TIGHT Gasoline & Distillate Inventory Levels Remain Below The Five - Year Average US Gasoline Inventories 10 ( MMbbl ) US Distillate Inventories ( MMbbl ) Source: EIA 100 110 120 130 140 150 160 170 180 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec US Distillate inventory '17-'22 '17-'22 Average 2022 2023 200 210 220 230 240 250 260 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec US Gasoline Inventories '17-'22 '17-'22 Average 2022 2023

DOMESTIC FUELS PRODUCTION LEVELS Production Levels In - Line With Historical Averages US Conventional Gasoline Production 11 ( MMbpd ) US Distillate Production ( MMbpd ) Source: EIA 3 4 5 6 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec US Distillate Production (MMbbld) '17-'22 '17-'22 Average 2022 2023 6 7 8 9 10 11 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec US Gasoline Production '17-'22 '17-'22 Average 2022 2023

REFINED PRODUCT MARGINS RETREATING FROM RECENT HIGHS Tight Inventories, Robust Demand Remain Supportive 12 Gulf Coast 2 - 1 - 1 Crack Spread 2023 - to - Date Source: Bloomberg; 2 - 1 - 1 assumes WTI Crude, Gulf coast gasoline and Gulf Coast ULSD Gulf Coast 2 - 1 - 1 Crack Spread Long - Term Performance $0 $10 $20 $30 $40 $50 $60 $0 $10 $20 $30 $40 $50 $60

COMMODITIES FUTURES MARKETS Gasoline & Diesel Futures Pricing Reflects More Normalized Margin Environment In 2024 13 Gasoline 12 - Month Strip Price ($/gal) ULSD 12 - Month Strip Price ($/gal) Gasoline Futures Curve ($/gal) ULSD Futures Curve ($/gal) FY 2022 1Q23 2Q23 3Q23 4Q23 FY 2023 1Q24 2Q24 3Q24 4Q24 FY 2024 Gasoline ($/gal) $2.94 $2.54 $2.44 $2.18 $1.99 $2.28 $2.06 $2.14 $2.06 $1.89 $2.04 ULSD ($/gal) $3.47 $2.89 $2.34 $2.25 $2.24 $2.43 $2.24 $2.23 $2.22 $2.20 $2.22 WTI Crude ($/Bbl) $94.22 $76.01 $72.11 $68.22 $67.29 $70.88 $66.51 $65.94 $65.43 $65.09 $65.74 $1.50 $2.00 $2.50 $3.00 $3.50 $4.00 RBOB - 12 Month Strip Price $2.00 $2.50 $3.00 $3.50 $4.00 GC ULSD - 12 Month Strip Price $1.75 $2.00 $2.25 $2.50 $2.75 $3.00 $2.00 $2.25 $2.50 $2.75 Source: Factset

Futures Prices Normalizing Into 2024, Remain Slightly Backwardated 14 0.80 0.85 0.90 0.95 1.00 1.05 Current 1 'Year Ago 2 Year Ago $60.00 $65.00 $70.00 $75.00 $80.00 $85.00 Current 1 Year Ago 2 Years Ago 1Q23 2Q23 3Q23 4Q23 FY 2023 1Q24 2Q24 3Q24 4Q24 FY 2024 Gasoline ($/gal) $2.54 $2.44 $2.18 $1.99 $2.28 $2.06 $2.14 $2.06 $1.89 $2.04 ULSD ($/gal) $2.89 $2.34 $2.25 $2.24 $2.43 $2.24 $2.23 $2.22 $2.20 $2.22 WTI Crude ($/Bbl) $76.01 $72.11 $68.22 $67.29 $70.88 $66.51 $65.94 $65.43 $65.09 $65.74 RBOB % vs. Front Month - (9.1%) (18.8%) (25.8%) (14.9%) (23.3%) (20.1%) (23.4%) (29.4%) (24.1%) GC ULSD % vs. Front Month - (8.2%) (11.9%) (11.9%) (4.8%) (12.0%) (12.4%) (12.7%) (13.7%) (12.7%) WTI % vs. Front Month - (8.6%) (13.5%) (14.7%) (10.2%) (15.7%) (16.4%) (17.1%) (17.5%) (16.7%) COMMODITIES FUTURES MARKETS

BALANCE SHEET UPDATE Reduction of High Coupon, Convertible Notes Remains a Priority 15 Outstanding Debt Details ($/MM) Debt Maturity Schedule ($/MM) ► Current total long term debt $377.2 million ► Current cash & equivalents $95.1 million ► Net long term debt = $282.1 ► 3/31/23 Leverage 3 = 1.5x ► Recent Heartland divestiture for $90 million in cash ► $11 million in pre - payment of high interest term - loan ► Remainder expected to be used to finance RD working capital needs 1. Including restricted cash of $8.4 million 2. Net debt defined as total long term debt outstanding less cash and equivalents 3. Net leverage defined as net debt (cash) divided by trailing twelve - month adjusted EBITDA Instrument Coupon Maturity Principal Senior Convertible Note 6.25% 2027 95.2 Term Loan 15.25% 2025 152.1 Lease Obligations - - 129.9 Total Long Term Debt 377.2 Cash & equivalents 1 95.1 Net Long Term Debt 2 $282.1 Net Leverage 1.5x $0 $20 $40 $60 $80 $100 $120 $140 $160 Sr. Convertible Note Operating Lease Term Loan Finance Lease

Projected Financial Guidance FINANCIAL AND OPERATING GUIDANCE Second Quarter 2023 Outlook 16 Management Commentary • For the second quarter 2023, the Company expects the Mobile Refinery to generate total throughput of between 68,000 to 72,000 bpd, reflecting between 91% and 96% total facility capacity utilization • Vertex expects direct operating expense per barrel of between $3.80 to $4.00 per barrel in the second quarter 2023 • Vertex anticipates a capture rate on the benchmark Gulf Coast 2 - 1 - 1 crack spread of 50% - 54% • Vertex anticipates total consolidated capital expenditures of between $30 million and $35 million in the second quarter 2023 Second Quarter 2023 Second Quarter 2023 Projections: Low High Mobile Refinery Conventional Throughput Volume (Mbpd) 68 72 Capacity Utilization 91% 96% Direct Operating Expense ($/bbl) $3.80 $4.00 Capture Rate (GC 2-1-1 Crack Spread) (%) 50% 54% Capital Expenditures ($/MM) $30 $35 2Q 2023

OUR STRATEGIC FOCUS

Multi-Year Plan

Staying loyal to our DNA as **a development company** while continuing to run/operate our assets.

MARGIN CAPITALIZATION

- Conventional distillate and gasoline economics at Alabama Refinery
- Expected strong VGO margins at Louisiana Refinery
- Initial RD production anticipated in 2Q23

RENEWABLE INVESTMENT

- Conversion of Mobile Refinery hydrocracker
- Increase renewables optionality in feedstocks and products
- Opportunities for Renewable Diesel, Sustainable Aviation Fuel, and renewable hydrogen

ASSET UTILIZATION

- Target investments for long-term profitability at Mobile Refinery
- Leverage expertise with complementary assets in adjacent markets
- Vertically integrate from feedstock to retail products

STRENGTHEN BALANCE SHEET

- Reduce total debt prioritizing high-interest term loan and convertible note
- Pursue additional refinancing or equitization of convertible debt

Energy transition company of scale focused on driving above-market free cash flow conversion.
Plans to deploy capital toward high-return organic, inorganic opportunities & debt reduction.

VERTEX

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APPENDIX

NON - GAAP RECONCILIATION 19 Unaudited Reconciliation of Adjusted Gross Margin, Adjusted Gross Margin Per Throughput Barrel, Fuel Gross Margin and Fuel Gross Margin Per Throughput Barrel to Gross Profit In thousands Total Refining & Marketing Mobile Refinery Legacy Refining & Marketing Gross profit 66,222$ 65,470$ 752$ Unrealized loss on hedging activities (637)$ (570)$ (67)$ Inventory valuation adjustments (1,532) (1,532) - Adjusted gross margin 64,053$ 63,368$ 685$ Variable production costs 21,252 21,252 - Depreciation and amortization attributable to cost of revenues 3,294 3,144 150 RINs 16,115 16,115 - Realized loss on hedging activities (470) (439) (31) Financing costs 2,295 2,295 - Other revenues (1,933) (1,933) - Fuel gross margin 104,606$ 103,802$ 804$ Throughput (bpd) 71,328 Adjusted gross margin per barrel of throughput 9.87$ Fuel gross margin per barrel of throughput 16.17$ Variable production costs per barrel of throughput 3.31$ Three Months Ended March 31, 2023

NON - GAAP RECONCILIATION 20 Unaudited Reconciliation of Adjusted Gross Margin, Adjusted Gross Margin Per Throughput Barrel, Fuel Gross Margin and Fuel Gross Margin Per Throughput Barrel to Gross Profit In thousands Total Refining & Marketing Mobile Refinery Legacy Refining & Marketing Gross profit 207,945$ 206,453$ 1,492$ Unrealized loss on hedging activities (478)$ (480)$ 2$ Inventory valuation adjustments 36,232 36,232 - Adjusted gross margin 243,699$ 242,205$ 1,494$ Variable production costs 82,385 82,385 - Depreciation and amortization attributable to cost of revenues 12,776 12,209 567 RINs 84,873 84,873 - Realized loss on hedging activities 84,733 84,799 (66) Financing costs 4,306 4,306 - Other revenues (8,544) (8,544) - Fuel gross margin 504,228$ 502,233$ 1,995$ Throughput (bpd) 72,351 Adjusted gross margin per barrel of throughput 9.17$ Fuel gross margin per barrel of throughput 19.02$ Variable production costs per barrel of throughput 3.12$ Twelve Months Ended March 31, 2023

NON - GAAP RECONCILIATION 21 Unaudited Reconciliation of EBITDA and Adjusted EBITDA to Net loss from Continued and Discontinued Operations Consolidated EBITDA and Adjusted EBITDA Three Months Ended March 31, 2023 March 31, 2022 March 31, 2023 March 31, 2022 December 31, 2022 Consolidated EBITDA and Adjusted EBITDA Net income (loss) including discontinued operations $ 53,813 $ (809) $ 56,619 $ (11,435) $ 44,418 Depreciation and amortization 5,498 1,890 22,527 7,599 5,761 Income tax expense (benefit) 18,759 — 16,270 — (2,489) Interest expense 12,477 4,235 88,193 7,891 14,956 EBITDA $ 90,547 $ 5,316 $ 183,609 $ 4,055 $ 62,646 Unrealized (gain)loss hedging activities (255) (268) (133) (23) 978 Inventory valuation adjustments (1,532) — 49,234 — 9,614 (Gain) Loss sale of assets (67,741) (415) (67,326) — (Gain) Loss on derivative warrant liability 9,185 3,579 (2,215) 17,484 (33) Stock compensation expense 365 250 1,689 962 622 Acquisition costs 4,308 4,560 16,275 11,383 — Environmental clean-up reserve — — 1,428 — — Impairtment loss — — 2,124 — Other — — 280 (4,637) 1,339 Adjusted EBITDA $ 34,877 $ 13,022 $ 182,842 $ 31,348 $ 75,166 Three Months Ended Twelve Months Ended

NON-GAAP RECONCILIATION

Unaudited Reconciliation of EBITDA and Adjusted EBITDA to Net loss from Continued and Discontinued Operations

	Three Months Ended March 31, 2023					
	Mobile Refinery	Legacy Refining and Marketing	Total Refining & Marketing	Black Oil and Recovery	Corporate	Consolidated
Consolidated						
EBITDA and Adjusted EBITDA						
Net income (loss) including discontinued operations	$ 36,177	$ (1,125)	$ 35,052	$ 2,004	$ 16,757	$ 53,813
Depreciation and amortization	3,880	222	4,102	1,226	170	5,498
Income tax expense (benefit)	—	—	—	—	18,759	18,759
Interest expense	3,876	—	3,876	57	8,544	12,477
EBITDA	$ 43,933	$ (903)	$ 43,030	$ 3,287	$ 44,230	$ 90,547
Unrealized (gain)loss hedging activities	(570)	(67)	(637)	382	—	(255)
Inventory valuation adjustments	(1,532)	—	(1,532)	—	—	(1,532)
(Gain) Loss sale of assets	—	—	—	(1,655)	(66,086)	(67,741)
(Gain) Loss on derivative warrant liability	—	—	—	—	9,185	9,185
Stock compensation expense	—	—	—	—	365	365
Acquisition costs	—	—	—	—	4,308	4,308
Adjusted EBITDA	$ 41,831	$ (970)	$ 40,861	$ 2,014	$ (7,998)	$ 34,877

VERTEX

22

NON - GAAP RECONCILIATION 23 Unaudited Reconciliation of EBITDA and Adjusted EBITDA to Net loss from Continued and Discontinued Operations Mobile Refinery Legacy Refining and Marketing Total Refining & Marketing Black Oil and Recovery Corporate Consolidated Consolidated EBITDA and Adjusted EBITDA Net income (loss) including discontinued operations $ 87,424 $ (5,413) $ 82,011 $ 4,949 $ (30,341) $ 56,619 Depreciation and amortization 15,153 920 16,073 5,630 824 22,527 Income tax expense (benefit) — — — — 16,270 16,270 Interest expense 14,290 — 14,290 (10) 73,913 88,193 EBITDA $ 116,867 $ (4,493) $ 112,374 $ 10,569 $ 60,666 $ 183,609 Unrealized (gain)loss hedging activities (480) 2 (478) 345 — (133) Inventory valuation adjustments 36,232 — 36,232 13,002 — 49,234 (Gain) Loss sale of assets — — — (1,240) (66,086) (67,326) (Gain) Loss on derivative warrant liability — — — — (2,215) (2,215) Stock compensation expense — — — — 1,689 1,689 Acquisition costs 11,967 — 11,967 4,560 (252) 16,275 Environmental clean-up reserve 1,428 — 1,428 — — 1,428 Other 13,282 — 13,282 (13,222) 220 280 Adjusted EBITDA $ 179,296 $ (4,491) $ 174,805 $ 14,014 $ (5,978) $ 182,841 Twelve Months Ended March 31, 2023

NON - GAAP RECONCILIATION 24 Unaudited Reconciliation of EBITDA and Adjusted EBITDA to Net loss from Continued and Discontinued Operations Mobile Refinery 1 Legacy Refining and Marketing Total Refining & Marketing Black Oil and Recovery Corporate Consolidated Consolidated EBITDA and Adjusted EBITDA Net income (loss) including discontinued operations $ - $ 280 $ 280 $ 13,815 $ (14,904) $ (809) Depreciation and amortization — 228 228 1,416 246 1,890 Income tax expense (benefit) — — — — — — Interest expense — — — — 4,235 4,235 EBITDA $ - $ 508 $ 508 $ 15,231 $ (10,423) $ 5,316 Unrealized (gain)loss hedging activities — — — (268) — (268) Inventory valuation adjustments — — — — — — (Gain) Loss sale of assets — — — (415) — (415) (Gain) Loss on derivative warrant liability — — — — 3,579 3,579 Stock compensation expense — — — — 250 250 Acquisition costs — — — — 4,560 4,560 Adjusted EBITDA $ - $ 508 $ 508 $ 14,548 $ (2,034) $ 13,022 Three Months Ended March 31, 2022

NON - GAAP RECONCILIATION 25 Unaudited Reconciliation of EBITDA and Adjusted EBITDA to Net loss from Continued and Discontinued Operations Mobile Refinery 1 Legacy Refining and Marketing Total Refining & Marketing Black Oil and Recovery Corporate Consolidated Consolidated EBITDA and Adjusted EBITDA Net income (loss) including discontinued operations $ - $ (410) $ (410) $ 29,128 $ (40,153) $ (11,435) Depreciation and amortization — 937 937 5,658 1,005 7,599 Income tax expense (benefit) — — — — — — Interest expense — — — 59 7,832 7,891 EBITDA $ - $ 527 $ 527 $ 34,845 $ (31,316) $ 4,055 Unrealized (gain)loss hedging activities — — — (23) — (23) Inventory valuation adjustments — — — — — — (Gain) Loss sale of assets — — — — — — (Gain) Loss on derivative warrant liability — — — — 17,484 17,484 Stock compensation expense — — — — 962 962 Acquisition costs — — — — 11,383 11,383 Environmental clean-up reserve — — — — — — Impairtment loss — — — — 2,124 2,124 Other — — — — (4,637) (4,637) Adjusted EBITDA $ - $ 527 $ 527 $ 34,822 $ (4,000) $ 31,348 Twelve Months Ended March 31, 2022

NON - GAAP RECONCILIATION 26 Unaudited Reconciliation of Net Long - Term Debt to Long - Term, Lease Obligations, Cash and Cash Equivalents, and Restricted Cash Consolidated Net Long-Term Debt March 31, 2023 December 31, 2022 Consolidated Long-Term Debt: Long-Term debt, net $ 161,470 $ 170,010 Current portion of long-term debt, net 9,609 13,911 Finance lease liability long-term 59,325 45,164 Finance lease liability short-term 1,916 1,363 Operating lease liability long-term 55,498 44,545 Operating lease liability short-term 13,137 9,012 Long-Term Debt and Lease Obligations per Balance Sheet $ 300,955 $ 284,005 Cash and Cash Equivalents (86,689) (141,248) Restricted Cash (8,429) (4,929) 205,837 137,828 Unamortized discount and deferred financing costs 77,596 81,918 Insurance premiums financed (1,359) (5,602) Net Long-Term Debt $ 282,074 $ 214,144 As of